Exhibit 99.1

Contact:

Patrick Kane

(412) 553-7833

Equitable Resources Reports Earnings of $0.57 per Share

PITTSBURGH, October 21, 2004/ PRNewswire-FirstCall/ — Equitable Resources, Inc. (NYSE: EQT) today announced third quarter 2004 earnings of $0.57 per diluted share.  This compares with diluted earnings of $0.45 per share in the third quarter 2003.

Quarterly Results by Business

Equitable Utilities

Equitable Utilities had operating income for the third quarter of $3.7 million compared to $5.3 million reported for the same period last year.  Net operating revenues for the three months ended September 30, 2004 were $35.0 million compared to $35.1 million for the same period last year.  Total operating expenses for the quarter were $31.3 million, $1.5 million higher than the $29.8 million reported during the same period last year.  This is more than explained by increases of $0.9 million in insurance and legal costs, of $0.4 million related to the recent implementation of a customer information system, and of $0.5 million due to flooding in its operating region which resulted in increased overtime and contractor costs.

Equitable Supply

Equitable Supply had operating income for the quarter of $58.9 million, 16% higher than the $50.6 million earned in the same period last year.  Total operating revenues were $98.7 million, $15.7 million higher than the previous year’s total operating revenue of $83.0 million.  Production revenues increased $15.5 million quarter over quarter to $80.7 million in 2004 from $65.2 million in 2003.  The revenue increase was a result of both a sales volume increase of 0.6 Bcfe and an average sales price increase of $0.61 to $4.43 per Mcfe, compared with $3.82 per Mcfe for the same period last year.  Gathering revenues were $17.9 million, compared with $17.8 million in 2003.  The quarter includes an increase in operating income of $2.7 million related to a change in the liquid processing contract from a make-whole arrangement to a processing fee arrangement.

Operating expenses for the quarter were $39.7 million compared to $32.4 million last year.  The increase in total operating expenses was primarily due to increases of $1.5 million in depreciation, depletion and amortization expense, $1.2 million in lease operating expenses, $1.4 million in severance tax related to higher gas prices, $1.4 million in selling, general and administrative expense and $1.7 million in gathering and compression expense.

NORESCO

NORESCO’s operating income for the third quarter was $3.5 million, $1.3 million less than the $4.8 million in the same period last year.  Net operating revenues decreased to $9.0 million from $10.3 million in 2003.

Total operating expenses for the third quarter 2004 were $5.5 million, compared to $5.6 million in the third quarter 2003.  NORESCO’s quarter-end backlog was $93 million, compared to $158 million a year earlier.

Other Business

Dividend

On October 20, 2004, the Board of Directors of Equitable Resources declared a regular quarterly cash dividend of 38 cents per share, payable December 1, 2004 to shareholders of record on November 12, 2004.

Westport/Kerr-McGee Merger

The third quarter 2004 earnings reflected a $3.0 million, or $2.0 million ($0.03 per diluted share) after tax, selling, general and administrative (SG&A) expense reduction of the estimated Westport/Kerr-McGee transaction related expenses accrued in the second quarter 2004.

Year-to-date Results

Included in the year-to-date results are the following items described more fully in the second quarter of 2004 earnings press release:

	Pre-tax ‡	After-tax ‡	EPS ‡
Gain on exchange of Westport for Kerr-McGee shares	$217.2	$142.7	$2.26
Impairment on nonconsolidated investment	(40.3)	(26.4)	(0.42)
Charitable foundation contribution	(18.2)	(12.0)	(0.19)
SG&A expense for merger transaction related charges *	(7.0)	(4.6)	(0.07)
Expense (other income) - pre-paid forward gas sale amendment	(5.5)	(3.6)	(0.06)
Insurance proceeds (other income)	6.1	4.0	0.06
Gain (other income) - sale of 800,000 KMG shares	3.0	2.0	0.03

*as adjusted above.

‡ Pre-tax and after-tax data is in millions of dollars.  EPS is fully diluted, in dollars.
   Calculations use a 34.3% tax rate and 63.3 million shares outstanding.

2004 Earnings Guidance

The Company is increasing its 2004 GAAP earnings guidance by $0.03 to between $4.71 and $4.76 per diluted share to reflect the reduction in Westport/Kerr-McGee related charges discussed above.  This guidance assumes normal weather.  Earnings per share is expected to differ by approximately $0.01 per 100 heating degree days versus normal, but should not be materially affected by changes in NYMEX natural gas prices.

2005 Earnings Guidance

The Company is reiterating 2005 earnings guidance of between $3.45 and $3.50 per diluted share.  This earnings guidance assumes $5.50 per MMbtu average NYMEX natural gas price and normal weather.  Earnings per share is expected to differ from guidance by approximately $0.01 per $0.10 change in average NYMEX gas price and by approximately $0.01 per 100 heating degree days versus normal.  2005 guidance is lower than 2004 guidance, with the difference being more than explained by the significant second quarter 2004 gain resulting from the Westport/Kerr-McGee merger.

Hedging

During the third quarter, the Company increased its hedge position for 2004 through 2011.  The approximate volumes and prices of Equitable’s hedges for the last quarter of 2004 through 2006 are:

	2004**	2005	2006
Total Volume (Bcf)	16	63	62
Average Price per Mcf (NYMEX)*	$4.66	$4.80	$4.74

*    The above price is based on a conversion rate of 1.05 MMbtu/Mcf

**  October through December

Stock Buyback

During the quarter, Equitable Resources repurchased 500,000 shares of EQT stock.  The total number of shares repurchased since October 1998 is approximately 18.5 million out of the current 21.8 million share repurchase authorization.

Non-GAAP Financial Measures

Operating income, equity earnings from nonconsolidated investments, minority interest, and other income

The Company reports operating income, equity earnings from nonconsolidated investments, minority interest, and other income by segment in this press release.  Interest, income taxes, Kerr-McGee related matters and similar items are controlled on a consolidated, corporate-wide basis, and are not allocated to the segments.

The following table reconciles operating income by segment as reported in this press release to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Operating income (thousands):
Equitable Utilities	$3,680	$5,333	$70,680	$77,088
Equitable Supply	58,904	50,605	173,160	144,785
NORESCO	3,475	4,761	10,728	11,114
Unallocated expenses	(1,532)	(6,522)	(23,357)	(12,673)
Operating Income	$64,527	$54,177	$231,211	$220,314

The following table reconciles equity earnings from nonconsolidated investments by segment as reported in this press release to the consolidated equity earnings from nonconsolidated investments reported in the Company’s financial statements:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Equity earnings from nonconsolidated investments, excluding Westport (thousands):
Equitable Supply	$185	$139	$465	$401
NORESCO	10	42	(39,105)	2,431
Unallocated	37	22	116	122
Total	$232	$203	$(38,524)	$2,954

The following table reconciles minority interest by segment as reported in this press release to the consolidated minority interest reported in the Company’s financial statements:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Minority interest (thousands):
Equitable Supply	$—	$—	$—	$(871)
NORESCO	(105)	(277)	(834)	(277)
Total	$(105)	$(277)	$(834)	$(1,148)

The following table reconciles other income by segment as reported in this press release to the consolidated other income reported in the Company’s financial statements:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Other income, net (thousands):
Equitable Supply	$—	$—	$576	$—
Unallocated	1,602	—	4,626	—
Total	$1,602	$—	$5,202	$—

Other segment non-GAAP financial measures identified in this press release are reconciled to the most comparable financial measures calculated in accordance with GAAP on the attached operational and financial reports.

Equitable’s teleconference with securities analysts, which begins at 10:30 a.m. Eastern Time today, will be broadcast live via Equitable’s website, http://www.eqt.com and will be available for replay for a seven day period.

Equitable Resources is an integrated energy company, with emphasis on Appalachian area natural gas production supply, natural gas transmission and distribution, and leading-edge energy management services for customers throughout the United States.

Equitable Resources management speaks to investors from time to time.  Slides for these discussions will be available online on Equitable’s website.  The slides may be updated periodically.

DISCLOSURES IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS RELATED TO SUCH MATTERS AS 2004 EARNINGS PER DILUTED SHARE (EPS) GUIDANCE OF $4.71 - $4.76, 2005 EPS GUIDANCE OF $3.45 - $3.50, EARNINGS PER SHARE AND DIVIDEND GROWTH, THE IMPACT ON EARNINGS GUIDANCE OF CHANGES IN NYMEX GAS PRICES AND DEVIATIONS FROM NORMAL WEATHER, THE APPROXIMATE VOLUMES AND PRICES OF HEDGES FOR THE REMAINDER OF 2004 THROUGH 2006, THE REPURCHASE OF ADDITIONAL COMPANY SHARES, REPAYMENT OF DEBT, THE IMPLEMENTATION OF THE CUSTOMER INFORMATION SYSTEM AND THE ABILITY OF THE COMPANY TO COLLECT ITS ACCOUNTS RECEIVABLE, THE EFFECTIVENESS OF THE COMPANY’S LOW-INCOME ENERGY ASSISTANCE PROGRAMS, THE CAPITAL BUDGET, THE COMPANY’S ABILITY TO RAISE GATHERING RATES, CHANGES IN OPERATING COSTS, OPERATIONAL MATTERS INCLUDING THE SUCCESS OF THE COMPANY’S DRILLING PROGRAM AND EFFECTIVENESS OF COMPRESSION, AUTOMATION, METERING AND OTHER INFRASTRUCTURE IMPROVEMENT PROJECTS, THE TIMING AND PASSAGE OF FEDERAL ENABLING LEGISLATION FOR PERFORMANCE CONTRACTING WORK, REALIZING VALUE FROM THE INVESTMENT IN KERR-MCGEE, INCLUDING THE EFFECTIVENESS OF HEDGING KERR-MCGEE SHARES.  THE COMPANY NOTES THAT A VARIETY OF FACTORS COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS EXPRESSED IN THE COMPANY’S FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE OPERATIONS, PERFORMANCE, GROWTH AND RESULTS OF THE COMPANY’S BUSINESS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: WEATHER CONDITIONS, COMMODITY PRICES FOR NATURAL GAS AND ASSOCIATED HEDGING ACTIVITIES, INCLUDING CHANGES IN HEDGE POSITIONS, AVAILABILITY AND COST OF FINANCING, CHANGES IN THE COMPANY’S CREDIT RATINGS, CHANGES IN INTEREST RATES, CHANGES IN TAX LAWS, UNANTICIPATED CURTAILMENTS OR DISRUPTIONS IN PRODUCTION, TIMING AND AVAILABILITY OF REGULATORY AND GOVERNMENTAL APPROVALS, INCLUDING PENDING RATE CASES, THE TIMING AND EXTENT OF THE COMPANY’S SUCCESS IN ACQUIRING UTILITY COMPANIES AND NATURAL GAS PROPERTIES, THE TIMING AND EXTENT OF THE DIVESTITURE OF THE COMPANY’S INTERNATIONAL ASSETS, THE ABILITY OF THE COMPANY TO DISCOVER, DEVELOP AND PRODUCE RESERVES, THE ABILITY OF THE COMPANY TO ACQUIRE AND APPLY TECHNOLOGY TO ITS OPERATIONS, THE IMPACT OF COMPETITIVE FACTORS ON PROFIT MARGINS IN VARIOUS MARKETS IN WHICH THE COMPANY COMPETES, CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND/OR THEIR INTERPRETATION,  THE ABILITY OF THE COMPANY TO NEGOTIATE LABOR CONTRACTS, THE AMOUNT OF INCENTIVE PLAN ACCRUALS, THE ABILITY OF THE COMPANY TO REALIZE THE VALUE OF ITS KERR-MCGEE STOCK, AND THE LEVEL OF FUTURE SHARE REPURCHASES BY THE COMPANY.

EQUITABLE RESOURCES, INC. AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)

(Thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Operating revenues	$205,847	$185,515	$846,914	$746,333
Cost of sales	63,238	57,089	354,416	297,485
Net operating revenues	142,609	128,426	492,498	448,848

Operating expenses:
Operation and maintenance	20,985	18,848	59,954	56,304
Production and exploration	11,111	8,430	32,587	26,216
Selling, general and administrative	24,177	27,315	103,560	88,380
Depreciation, depletion and amortization	21,809	19,656	65,186	57,634
Total operating expenses	78,082	74,249	261,287	228,534

Operating income	64,527	54,177	231,211	220,314

Gain on exchange of Westport stock	—	—	217,212	—

Charitable Foundation Contribution	—	—	(18,226)	(9,279)

Equity earnings (losses) from nonconsolidated investments:
Westport	—	—	—	3,614
Impairment on nonconsolidated investments	—	—	(40,251)	—
Other	232	203	1,727	2,954
	232	203	(38,524)	6,568

Other income, net	1,602	—	5,202	—

Minority interest	(105)	(277)	(834)	(1,148)

Interest charges	12,191	11,355	35,953	34,458

Income from continuing operations before income taxes and cumulative effect of accounting change	54,065	42,748	360,088	181,997
Income taxes	18,382	14,536	123,508	57,911

Income from continuing operations before cumulative effect of accounting change	35,683	28,212	236,580	124,086
Cumulative effect of accounting change, net of tax	—	—	—	(3,556)

Net income	$35,683	$28,212	$236,580	$120,530

Earnings per share of common stock:
Basic:
Weighted average common shares outstanding	61,419	62,053	61,908	62,051
Income from continuing operations before cumulative effect of accounting change	$0.58	$0.45	$3.82	$2.00
Cumulative effect of accounting change, net of tax	—	—	—	(0.06)
Net income	$0.58	$0.45	$3.82	$1.94

Diluted:
Weighted average common shares outstanding	62,830	63,336	63,278	63,364
Income from continuing operations before cumulative effect of accounting change	$0.57	$0.45	$3.74	$1.96
Cumulative effect of accounting change, net of tax	—	—	—	(0.06)
Net income	$0.57	$0.45	$3.74	$1.90

(A)      Due to the seasonal nature of the Company’s natural gas distribution and energy marketing business, and the volatility of gas and oil commodity prices, the interim statements for the three and nine month periods are not indicative of results for a full year.

EQUITABLE UTILITIES

OPERATIONAL AND FINANCIAL REPORT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

OPERATIONAL DATA
Heating degree days (30-year average: Qtr-124; YTD-3,759)	88	91	3,533	3,760

Residential sales and transportation volume (MMcf)	1,496	1,542	18,292	19,174
Commercial and industrial volume (MMcf)	4,375	3,996	22,130	20,551
Total throughput (MMcf) - Distribution	5,871	5,538	40,422	39,725
Total throughput (Bbtu) - Pipeline	15,750	17,846	54,384	54,661
Total throughput (Bbtu) - Marketing	7,565	6,712	37,902	26,768

Net Revenues (thousands):
Distribution
Residential	$12,459	$13,001	$75,829	$79,465
Commercial & industrial	5,730	5,363	35,946	36,191
Other	1,272	1,103	4,557	3,580
Pipeline	11,112	10,737	38,239	37,786
Marketing	4,424	4,895	19,003	19,475
Total net revenues	$34,997	$35,099	$173,574	$176,497

Operating expenses as a % of net operating revenues	89.48%	84.81%	59.28%	56.32%

Operating income (thousands):
Distribution	$(3,777)	$(2,100)	$37,316	$43,834
Pipeline	3,502	3,355	15,817	15,477
Marketing	3,955	4,078	17,547	17,777
Total operating income	$3,680	$5,333	$70,680	$77,088

Capital expenditures (thousands)	$13,857	$17,723	$43,427	$41,099

FINANCIAL DATA (Thousands)
Utility revenues	$37,632	$36,504	302,265	$283,314
Marketing revenues	56,665	40,539	211,983	145,458
Total operating revenues	94,297	77,043	514,248	428,772

Utility purchased gas costs	7,059	6,301	147,694	126,293
Marketing purchased gas costs	52,241	35,643	192,980	125,982
Net operating revenues	34,997	35,099	173,574	176,497

Operating expenses:
Operating and maintenance expense	12,959	12,548	37,365	38,373
Selling, general and administrative expense	10,841	10,434	43,262	40,728
Depreciation, depletion and amortization	7,517	6,784	22,267	20,308
Total operating expenses	31,317	29,766	102,894	99,409

Operating income	3,680	5,333	70,680	77,088

EQUITABLE SUPPLY

OPERATIONAL AND FINANCIAL REPORT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

OPERATIONAL DATA

Capital expenditures (thousands) (a)	$40,003	$44,114	$90,385	$154,619

Production:

Total sales volumes (MMcfe)	17,002	16,376	50,842	47,456
Average (well-head) sales price ($/Mcfe)	$4.43	$3.82	$4.40	$3.88

Company usage, line loss (MMcfe)	1,378	1,510	3,613	4,055

Natural gas inventory usage, net (MMcfe)	80	77	9	77

Natural gas and oil production (MMcfe)	18,460	17,963	54,464	51,588

Operated volumes-third parties (MMcfe)	5,357	5,611	16,238	16,987

Lease operating expense excluding severance tax ($/Mcfe)	$0.38	$0.32	$0.37	$0.31
Severance tax ($/Mcfe)	$0.22	$0.15	$0.22	$0.20
Production depletion ($/Mcfe)	$0.53	$0.48	$0.54	$0.48

Gathering:
Gathered volumes (MMcfe)	30,737	31,266	94,610	92,995
Average gathering fee ($/Mcfe)	$0.58	$0.57	$0.59	$0.56
Gathering and compression expense ($/Mcfe)	$0.26	$0.20	$0.24	$0.19
Gathering and compression depreciation ($/Mcfe)	$0.11	$0.09	$0.11	$0.09

(in thousands)
Production operating income	$54,939	$44,107	$157,870	$126,858
Gathering operating income	3,965	6,498	15,290	17,927
Total operating income	$58,904	$50,605	$173,160	$144,785

Production depletion	$9,798	$8,601	$29,239	$24,902
Gathering and compression depreciation	3,450	2,935	10,057	8,766
Other depreciation, depletion and amortization	643	827	2,427	2,296
Total depreciation, depletion and amortization	$13,891	$12,363	$41,723	$35,964

FINANCIAL DATA (Thousands)
Production revenues	$80,706	$65,190	$234,721	$192,161
Gathering revenues	$17,944	$17,821	$55,682	$51,932
Total revenues	98,650	83,011	290,403	244,093

Operating expenses:
Lease operating expense excluding severance taxes	6,962	5,730	20,403	16,130
Severance tax	4,149	2,700	12,184	10,086
Gathering and compression expense	8,027	6,300	22,596	17,931
Selling, general and administrative	6,717	5,313	20,337	19,197
Depreciation, depletion and amortization	13,891	12,363	41,723	35,964
Total operating expenses	39,746	32,406	117,243	99,308

Operating income	$58,904	$50,605	$173,160	$144,785

Other income	$—	$—	$576	$—
Equity earnings from nonconsolidated investments	$185	$139	$465	$401
Minority interest	$—	$—	$—	$(871)

(a)          Amount for the nine months ended September 30, 2003 includes the purchase of the remaining 31% limited partnership interest in ABP ($44.2 million).

NORESCO

OPERATIONAL AND FINANCIAL REPORT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

OPERATIONAL DATA
External revenue backlog, end of period (thousands)	$92,946	$157,783	$92,946	$157,783

Gross profit margin	24.0%	24.9%	26.7%	21.8%
SG&A as a % of revenue	14.0%	12.5%	15.9%	12.4%

Capital expenditures (thousands)	$193	$108	$385	$254

FINANCIAL DATA (Thousands)
Energy service contract revenues	$37,366	$41,379	$106,992	$129,477
Energy service contract costs	28,404	31,063	78,471	101,219
Net operating revenues (gross profit margin)	8,962	10,316	28,521	28,258

Operating expenses:
Selling, general and administrative expenses	5,242	5,159	17,047	16,058
Depreciation and amortization	245	396	746	1,086
Total operating expenses	5,487	5,555	17,793	17,144

Operating income	$3,475	$4,761	$10,728	$11,114

Equity earnings of nonconsolidated investments	$10	$42	$1,146	$2,431
Impairment in nonconsolidated subsidiaries	—	—	$(40,251)	—
Minority interest	$(105)	$(277)	$(834)	$(277)